Exhibit 29


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



               __________________________________

                            FORM 11-K

     (Mark One)

     X Annual Report pursuant to Section 15 (d) of the
       Securities Exchange Act of 1934 (Fee Required)

     For the fiscal year ended December 31, 1996

                               OR

         Transition report pursuant to Section 15 (d) of the Securities Exchange Act of 1934 (No Fee Required)

     For the transition period from ________ to __________

     Commission file number 1-4663

A. Full title of the Plan and the address of the Plan, if different from that of the issuer named below:

                 CROMPTON & KNOWLES CORPORATION
                  EMPLOYEE STOCK OWNERSHIP PLAN

B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:

                 Crompton & Knowles Corporation
                One Station Place - Metro Center
                  Stamford, Connecticut 06902

                           Exhibit 29


                 CROMPTON & KNOWLES CORPORATION

                  Employee Stock Ownership Plan

                          EXHIBIT INDEX

      Form 11-K for the Fiscal Year Ended December 31, 1996

Exhibit                       Description
  No.                         of Exhibit

  1. Consent of KPMG Peat Marwick LLP independent certified public accountants.




  CROMPTON & KNOWLES CORPORATION
  EMPLOYEE STOCK OWNERSHIP PLAN
  STATEMENTS OF FINANCIAL CONDITION
  DECEMBER 31, 1996 AND 1995

  PLAN ASSETS AND EQUITY

                                  1996
          Fixed        C&K       Equity     Advisers    Mortgage
       Income Fund Stock Fund     Fund        Fund        Fund        Total
 Investments:

  Common stock of Crompton
  & Knowles Corporation -
  2,034,175 shares at market
  value (cost $16,360,444)
  in 1996
      $     -     $39,157,869 $     -     $     -     $     -     $39,157,869

  Hartford Life Insurance
  Company group annuity
  contract
       14,481,933       -       7,595,484   1,304,476     353,485  23,735,378

  U S Treasury Note - 5.75%
  due 9/30/97 at market value
  (cost $1,949,115)
        1,957,361       -           -           -           -       1,957,361

 Cash and short-term
 investments at cost,
 which approximates
 market
              688      25,266         510         210          26      26,700

 Contribution receivable
 from Crompton & Knowles
 Corporation
           62,986     266,818      47,978      17,223       5,413     400,418

 Accrued income
           28,706       -           -           -           -          28,706

 Plan Assets and Equity
 including $429,560 payable
 to participants
 at 12/31/96
      $16,531,674 $39,449,953 $ 7,643,972 $ 1,321,909 $   358,924 $65,306,432




                                  1995
          Fixed        C&K       Equity     Advisers    Mortgage
       Income Fund Stock Fund     Fund        Fund        Fund        Total
 Investments:

  Common stock of Crompton
  & Knowles Corporation -
  2,110,683 shares at market value
  (cost $15,647,527)
  in 1995
      $     -     $27,966,550 $     -     $     -     $     -     $27,966,550

  Hartford Life Insurance
  Company group annuity
  contract
       17,882,428       -       3,196,868     647,252     309,648  22,036,196

 Cash and short-term
 investments at cost,
 which approximates
 market
            -          26,164       -           -           -          26,164

 Contribution receivable
 from Crompton & Knowles
 Corporation
           67,233     297,111      34,216      15,525       7,501     421,586

 Accrued income
            -           -           -           -           -           -

 Plan Assets and Equity
      $17,949,661 $28,289,825 $ 3,231,084 $   662,777 $   317,149 $50,450,496










       See accompanying notes to financial statements




 CROMPTON & KNOWLES CORPORATION
 EMPLOYEE STOCK OWNERSHIP PLAN
 STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                 1996
      Fixed         C&K         Equity     Advisers    Mortgage
   Income Fund   Stock Fund      Fund        Fund        Fund        Total
Investment income:

 Cash dividends on
 investment in common
 stock of Crompton &
 Knowles Corporation and
 interest on short-term
 investments
  $      1,800 $    578,701 $      1,882 $       572 $        74 $    583,029

 Realized gain on sale
 of investments and
 withdrawals
         -        1,978,007        -           -           -        1,978,007

 Interest earned - US Treasury notes
        34,539        -            -           -           -           34,539


 Interest earned - Hartford
 Life Insurance Company
 group annuity contract
     1,026,153        -            -           -           -        1,026,153
 Net investment income
     1,062,492    2,556,708        1,882         572          74    3,621,728

Increase (decrease) in unrealized
appreciation of investments
         8,246   10,478,402    1,263,104     150,395      15,469   11,915,616

Contributions:
 Em      -            -            -           -           -            -
 Employees
       842,652    1,522,889      529,652     202,809      73,913    3,171,915
 Employer - Net of
 forfeitures
         -        2,018,734        -           -           -        2,018,734

Withdrawals and
Distributions
    (2,469,946)  (2,829,299)    (409,757)   (124,901)    (38,154)  (5,872,057)

Employee interfund
transfers
      (861,431)  (2,587,306)   3,028,007     430,257      (9,527)      -

Net increase/(decrease) in Plan
Equity for the Year
    (1,417,987)  11,160,128    4,412,888     659,132      41,775   14,855,936

Plan Equity at the beginning
of year
    17,949,661   28,289,825    3,231,084     662,777     317,149   50,450,496

Plan Equity at the end of year
  $ 16,531,674 $ 39,449,953 $  7,643,972 $ 1,321,909 $   358,924 $ 65,306,432



                                 1995
      Fixed         C&K         Equity     Advisers    Mortgage
   Income Fund   Stock Fund      Fund        Fund        Fund        Total
Investment income:

 Cash dividends on
 investment in common
 stock of Crompton &
 Knowles Corporation and
 interest on short-term
 investments
  $      2,885 $  1,072,287 $      2,371 $     1,257 $       190 $  1,078,990

 Realized gain on sale
 of investments and
 withdrawals
         -        1,297,120        -           -           -        1,297,120

 Interest earned - US Treasury notes
         -            -            -           -           -            -


 Interest earned - Hartford
 Life Insurance Company
 group annuity contract
     1,051,264        -            -           -           -        1,051,264
 Net investment income
     1,054,149    2,369,407        2,371       1,257         190    3,427,374

Increase (decrease) in unrealized
appreciation of investments
         -       (7,454,185)     824,777     120,815      37,820   (6,470,773)

Contributions:
 Em     67,972        1,846      104,571      17,065       -          191,454
 Employees
       881,159    1,741,948      373,786     158,134      73,737    3,228,764
 Employer - Net of
 forfeitures
         -        2,043,854        -           -           -        2,043,854

Withdrawals and
Distributions
      (936,731)  (1,662,650)    (159,231)    (48,740)    (12,506)  (2,819,858)

Employee interfund
transfers
     1,818,848   (1,226,417)    (326,925)   (243,879)    (21,627)      -

Net increase/(decrease) in Plan
Equity for the Year
     2,885,397   (4,186,197)     819,349       4,652      77,614     (399,185)

Plan Equity at the beginning
of year
             0            0            0           0           0            0

Plan Equity at the end of year
  $  2,885,397 $ (4,186,197)$    819,349 $     4,652 $    77,614 $   (399,185)



                                 1994
      Fixed         C&K         Equity     Advisers    Mortgage
   Income Fund   Stock Fund      Fund        Fund        Fund        Total
Investment income:

 Cash dividends on
 investment in common
 stock of Crompton &
 Knowles Corporation and
 interest on short-term
 investments
  $      4,357 $    879,230 $      4,847 $     1,583 $       652 $    890,669

 Realized gain on sale
 of investments and
 withdrawals
         -        1,242,744        -           -           -        1,242,744

 Interest earned - US Treasury notes
         -            -            -           -           -            -


 Interest earned - Hartford
 Life Insurance Company
 group annuity contract
       949,787        -            -           -           -          949,787
 Net investment income
       954,144    2,121,974        4,847       1,583         652    3,083,200

Increase (decrease) in unrealized
appreciation of investments
         -      (12,033,946)      25,662     (14,931)     (4,103) (12,027,318)

Contributions:
 Em      1,039        -              221       -           -            1,260
 Employees
       701,355    1,548,111      268,877      94,419      53,431    2,666,193
 Employer - Net of
 forfeitures
         -        1,676,755        -           -           -        1,676,755

Withdrawals and
Distributions
      (972,580)  (2,231,903)    (122,309)    (28,957)    (15,192)  (3,370,941)

Employee interfund
transfers
       750,591   (1,286,569)     416,791     123,419      (4,232)       -

Net increase/(decrease) in Plan
Equity for the Year
     1,434,549  (10,205,578)     594,089     175,533      30,556   (7,970,851)

Plan Equity at the beginning
of year
    13,629,715   42,681,600    1,817,646     482,592     208,979   58,820,532

Plan Equity at the end of year
  $ 15,064,264 $ 32,476,022 $  2,411,735 $   658,125 $   239,535 $ 50,849,681




      See accompanying notes to financial statements




                 CROMPTON & KNOWLES CORPORATION
                 EMPLOYEE STOCK OWNERSHIP PLAN
                 NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1996 and 1995




1.  Basis of Presentation
The accompanying financial statements have been prepared on an accrual basis. Securities transactions are recorded on the trade date, and dividend income is recorded on the ex-dividend date.

2.  Plan Description
The Employee Stock Purchase and Savings Plan was adopted by the Board of Directors of Crompton & Knowles Corporation (the "Corporation") on January 27, 1976. Effective July 1, 1989 the Board of Directors amended the Plan to convert it into an Employee Stock Ownership Plan (the "Plan"). The Plan permits an eligible employee to elect to participate by authorizing a withholding of an amount equal to 1%, 2%, 3%, 4%, 5% or 6% of compensation as the basic contribution to the Plan. Contributions by the Corporation to the Plan were made at an amount equal to 66 2/3% of each participating employee's basic employee contribution to the Plan.

Funds contributed under the Plan are held in a trust fund (the "Trust") and were invested in five investment funds, the Crompton & Knowles Stock Fund ("C&K Stock Fund"), the Fixed Income Fund, the Equity Fund, the Advisers Fund, and the Mortgage Fund.

The C&K Stock Fund is a fund invested entirely in common stock of Crompton & Knowles Corporation, and contributions by the Corporation to the Plan are invested in this fund. The market value of the common stock is based on quotations from the New York Stock Exchange.

The Fixed Income Fund is a fund invested under an agreement with Hartford Life Insurance Company (the "Hartford") pursuant to which the Hartford guarantees the repayment of principal and the payment of interest on all amounts on deposit at an


Employee Stock Ownership Plan - Notes To Financial Statements
Page 2

effective annual rate of interest of 6.46% on, and after January 1, 1996, (6.50% for the period January 1, 1995 through
December 31, 1995, and 6.885% for the period January 1, 1994 through December 31, 1994).

The value of the Fixed Income Fund is based on contributions invested and reinvested, interest earned, less withdrawals and distributions.

The Equity Fund is a fund invested under the terms of a group annuity contract with the Hartford in the Separate Account A, which is a pooled separate account maintained by the Hartford with respect to a portion of its assets, in connection with the contract and other similar contracts issued by the Hartford. This fund invests primarily in equity securities such as common stocks and securities convertible into common stock. The Equity Fund is valued based on a unit value as determined by the fund manager as follows:

                             12/31/96        12/31/95
        Unit Value            $158.091        $126.392
        Total Units Held    48,045.124      25,293.156

The related cost of the Equity Fund at December 31, 1996 was $5,448,269, and $2,245,895 at December 31, 1995.

The Advisers Fund is a fund invested under the terms of a group annuity contract with the Hartford in the Separate Account V which is a pooled separate account maintained by the Hartford with respect to a portion of its assets, in connection with the contract and other similar contracts issued by the Hartford. Assets in the Separate Account V are invested in the HVA Advisers Fund, Inc. The Hartford Investment Management Company is an investment advisor to the fund, and Wellington Management is sub-advisor to the fund. This fund invests in common stocks, debt securities, and money market instruments. The Advisers Fund is valued based on a unit of value as determined by the fund manager as follows:

                             12/31/96        12/31/95
        Unit Value              $1.982          $1.708
        Total Units Held   658,050.649     378,784.471

Employee Stock Ownership Plan - Notes To Financial Statements
Page 3

The related cost of the Advisers Fund at December 31, 1996 was $1,061,099, and $531,228 at December 31, 1995.

The Mortgage Fund is a fund invested under the terms of a group annuity contract with the Hartford in the Separate Account G which is a pooled separate account maintained by the Hartford with respect to a portion of its assets, in connection with the contract and other similar contracts issued by the Hartford. The assets in the Separate Account G are invested solely in the Hartford GNMA/Mortgage Securities Fund. Inc. The Hartford Investment Management Company is an investment advisor to the fund. This fund invests in mortgage related securities, including securities issued by the Government National Mortgage Association. The Mortgage Fund is valued based on a unit value as determined by the fund manager as follows:

                              12/31/96        12/31/95
        Unit Value             $32.155         $30.764
        Total Units Held    10,993.208      10,065.191

The related cost of the Mortgage Fund at December 31, 1996 was $304,253, and $269,734 at December 31, 1995.

Assets in any of the five funds may be invested in short term government or other securities pending permanent investment.
Earnings on each fund will be reinvested in that fund.

Each participant is permitted to elect to have his basic contribution invested in any of the five funds in 10% increments. As of December 31, 1996 and 1995 the number of participants by fund were as follows:

                                 1996           1995
        C&K Stock Fund           1,515          1,541
        Fixed Income Fund          933            994
        Equity Fund                607            503
        Advisers Fund              274            225
        Mortgage Fund              146            142

As of the first day of any month, but not more frequently than once in any six-month period, a participant may elect to

Employee Stock Ownership Plan - Notes To Financial Statements
Page 4

transfer any part of the value of his basic employee account or his supplemental employee account, which is invested in one of the funds, to any of the other funds except the Fixed Income Fund and the Mortgage Fund. Any such transfer must be in increments of 5% of the amount invested in the fund from which the transfer is being made.

3.  Income Taxes
The Internal Revenue Service has issued a determination letter to the effect that the Plan as amended through 1994 is a qualified plan under Section 401(a) of the Internal Revenue
Code of 1954 (the Code), as amended.

The Board of Directors of the Corporation amended the Plan, effective as of July 1, 1989, to convert it to an employee stock ownership plan. The amendments to the Plan included both changes to convert the Plan to an employee stock ownership plan and other changes required or permitted by the Code.
Management and counsel believe that these amendments will not effect the qualified status of the Plan.

It is believed that, in general, the federal income tax consequences of participation in the Plan under present law will be as follows:

Participants are not subject to federal income tax on employer contributions made under the Plan or on income earned by the Trust until amounts are withdrawn or distributed. Any withdrawal from the Plan will be tax free to the extent of the participant's contributions to the Plan prior to 1987. If the amount exceeds such pre-1987 contributions of the participant, the excess will be treated as being in part a tax free return of the participant's contribution made to the Plan after 1986 and in part as a taxable distribution subject to federal income tax at ordinary rates based on the ratio at the time of withdrawal of the participant's total contributions after 1986 to the total value of the participant's accounts. If the withdrawal or distribution qualifies as a lump sum distribution, amounts attributable to participation in a predecessor plan prior to 1974 may qualify for capital gains treatment (phased out over the years 1987-1991), and the ordinary income portion attributable to post-1973 participation

Employee Stock Ownership Plan - Notes To Financial Statements
Page 5

may be taxed under a special five-year income averaging provision if the participant is over age 59 1/2 (or a special ten-year income averaging provision if the participant turned
50 before January 1, 1986). If a distribution includes shares of common stock of Crompton & Knowles Corporation, taxation of any appreciation in the value of such shares over their cost to the Trust will be deferred until the later sale or exchange of such shares. Taxable withdrawals or distributions after January 1, 1987, in addition to being taxed as ordinary income will be subject to an additional 10% income tax unless the withdrawal or distribution is on account of the death or disability of the participant, is made after he turns age 59 1/2 or retires after age 55, or is used for certain deductible medical expenses. A participant who receives total distributions from all retirement plans in a single year in excess of $150,000 ($144,551 in some cases) may be subject to an excise tax of 15% of the excess amount.

The foregoing is only a brief summary of the tax consequences of participation in the Plan. Each participant should consult his own personal advisor to review the tax consequences of making any elections under the Plan and to determine his own tax liability.

4.  Participant Vesting
A participant in the Plan is fully vested in all of his accounts under the Plan upon his death, retirement, disability, or attainment of age 65 or upon change in control of the Corporation. A participant whose employment terminates for any reason before his death or retirement is entitled to receive l00% of his own contributions plus earnings thereon and will receive his employer contribution account plus earnings thereon based upon a schedule under which the account is 100% vested after five years of participation in the Plan, or after completion of five years of service with the Corporation. The non-vested portion of the employer contribution account will be forfeited under certain circumstances and held to reduce future contributions to be made by the Corporation to the Plan.




Employee Stock Ownership Plan - Notes To Financial Statements
Page 6


5.  Investments
    A.  Unrealized appreciation in Crompton & Knowles
    Corporation common stock:

                         12/31/96     12/31/95     12/31/94

    Unrealized
    apprec. at the
    beginning of
    the year            $12,319,023  $19,773,208  $31,807,154

    Unrealized
    apprec. at the
    end of the year      22,797,425   12,319,023   19,773,208

    Increase/(decrease)
    in unrealized
    appreciation        $10,478,402 $( 7,454,185)$(12,033,946)


    B.  Net purchases (sales) of shares of Crompton & Knowles
    Corporation common stock consist of the following:

                    Contributions                    Net
                         And         Sales and     Purchases
                      Purchases     Withdrawals     (Sales)


    1996
    No. of shares        165,334       241,842     (  76,508)
    Cost amount       $2,569,042    $1,856,125    $( 712,917)

    1995
    No. of shares        283,757       151,659       132,098
    Cost amount       $4,307,961    $1,039,233    $3,268,728

    1994
    No. of shares        145,724        86,429        59,295
    Cost amount       $2,446,717      $485,144    $1,961,573



Employee Stock Ownership Plan - Notes to Financial Statements
Page 7

    C. Gain on sale of investments and withdrawals of Crompton
    & Knowles Common Stock:

                          1996          1995         1994
    Aggregate
    proceeds          $3,834,132    $2,336,353    $1,727,888

    Aggregate cost
    (FIFO)             1,856,125     1,039,233       485,144

    Net gain          $1,978,007    $1,297,120    $1,242,744


6.  Plan Expenses
Significant costs of Plan administration, which are payable from the Trust or by the Corporation, are generally paid by the Corporation.

                 Independent Auditors' Report



The Board of Directors
Crompton & Knowles Corporation:


We have audited the accompanying statements of financial condition of Crompton & Knowles Corporation Employee Stock Ownership Plan (the Plan) as of December 31, 1996 and 1995, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan as of December 31, 1996 and 1995, and the income and changes in plan equity for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.





                                  /s/ KPMG Peat Marwick LLP


Stamford, Connecticut
March 20, 1997